DATED 29 FEBRUARY 1996






                               CORESTATES BANK, NA


                                       and



                   PCI SERVICES, INC, PCI ACQUISITION I, INC,
              PCI ACQUISITION II INC, PACKAGING COORDINATORS, INC.,
                            AND PCI HOLDINGS (UK) CO.







                        BP11,700,000 FACILITIES AGREEMENT





                                 EDGE & ELLISON
                                   Solicitors
                              18 Southampton Place
                                 London WC1A 2AJ

                                 Ref: KA/TNS/KS
                               Tel: 0171 404 4701
                               Fax: 0171 400 7948

                             Date: 27 February 1996
                          Doc: KA/DOCUMENT/LSPA1COR.2nd

Index to Clauses

1        Definitions and Interpretation
2        The Facility
3        Purpose
4        Conditions
5        Drawdown
6        Currencies
7        Repayment, Prepayment and Cancellation
8        Interest
9        Fees and Expenses
10       Payments
11       Representations and Warranties
12       Undertakings
13       Default
14       Indemnities
15       Taxes
16       Changes in Circumstances
17       Automatic Release
18       Guarantee
19       The Agent and the Banks
20       Transfers of Participations
21       General

Schedule 1        Banks and Commitments
Schedule 2        Drawdown Notice
Schedule 3        Reserve Costs Rate
Schedule 4        Transfer Certificate
Schedule 5        Conditions Precedent
Schedule 6        Margin
Schedule 7        Cancellation Certificate
Schedule 8        Financial Covenants
Schedule 9        Security Documents
Schedule 10       Accession Notice

THIS AGREEMENT is dated 29 February 1996

and made BETWEEN

(1) THE BANKS AND FINANCIAL INSTITUTIONS whose names are set out in Schedule 1 (the `Banks');

(2) CORESTATES BANK, NA, acting through its London lending office as agent for the Banks (in this capacity the `Agent');

(3) PCI SERVICES, INC, a Delaware Corporation PCI ACQUISITION I, INC, a Delaware Corporation, PCI ACQUISITION II, INC, a Delaware Corporation, PACKAGING COORDINATORS, INC., a Pennsylvania Corporation and PCI HOLDINGS
     (UK) CO, a Company incorporated in England and Wales (together, the "Obligors");

IT IS AGREED as follows:


1    DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement, unless the context otherwise requires:

     `Advance' means an advance of either the Revolving Facility or the Term Facility made or to be made by the Banks to the Borrower under this Agreement or, as the context may require, the principal amount thereof from time to time outstanding

     `Alternative Currency' means any currency other than Sterling which is freely transferable and convertible into Sterling and deposits in which are readily available in the London Interbank Market and which is approved as such by the Agent for the purposes of this Agreement

     `Accession Notice' means a Notice in the form or substantially the form set out in Schedule 10;

     "Annual Capital Expenditure" means in any period of twelve consecutive months expenditure on any capital item including (without limitation) expenditure on plant and equipment, expenditure in relation to the acquisition of any business and any shares or securities, and expenditure attributable to the capitalised element of any finance leases but excluding any expenditure relating to the acquisition or development of any real property.

     `Borrower' means the Initial Borrower and any of the Obligors who has delivered an Accession Notice to the Agent under Clause 17 of this Agreement and who have not served a Cancellation Certificate under Clause 17 of this Agreement

     `Business Day' means a day (not being Saturday or Sunday) on which banks are open for business of the kind contemplated by this Agreement in London and (if a transaction relates to Dollars) in Philadelphia and (if a transaction relates to an Alternative Currency other than Dollars) in the principal financial centre for that Alternative Currency

     "Cancellation Certificate" means a Certificate in the form or substantially the form set out in Schedule 7

     `Commitment' means, in relation to each Bank, the amount set opposite its name in Schedule 1 in relation to (as applicable) the Revolving Facility or the Term Facility (or if applicable specified as such in a Transfer Certificate), as reduced from time to time by the amount of its participation in any outstanding Advance and otherwise as provided in this Agreement. For this purpose any Advance or other amount denominated in an Alternative Currency shall be regarded as its Sterling Amount

     `Commitment Period' means the period commencing on the date of this Agreement and ending on (in relation to the Term Facility) 31 March 1996 and on (in relation to the Revolving Facility) the date falling one month before the Termination Date

     `Covenantor' means PCI Services, Inc.

     `Disclosure Letter' means the disclosure letter dated 29 February 1996 issued by Unipack Limited and all documents referred to therein;

     `Dollars' or $ means the lawful currency of the United States of America

     `Drawdown Date' means, in relation to any Advance, the date on which the Advance is made

     `Drawdown Notice' means a notice in the form set out in Schedule 2

     `Encumbrance' means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, security interest, title retention or other encumbrance, security agreement or security arrangement of any kind

     `Equivalent Amount' means, as at the first day of any Interest Period, an amount in an Alternative Currency which could be purchased with the relevant amount of Sterling at the Agent's spot buying rate based on market rates then prevailing for such Alternative Currency against Sterling at or about 11 am on the second Business Day preceding the first day of such Interest Period

     `Event of Default' means any of the events or circumstances described in Clause 13.1

     `Facility' means, together, the facilities the terms and conditions of which are set out in this Agreement

     "Final Borrower" means PCI Holdings (UK) Co.

     `Financial Indebtedness' means Indebtedness incurred in respect of:

     (a) money borrowed;

     (b) any bond bill of exchange note loan stock debenture commercial paper or similar security or instrument;

     (c)  acceptance, documentary credit or guarantee facilities;

     (d) deferred payments for assets or services acquired but excluding trade credit in the ordinary course of business;

     (e) rental payments so far as attributable to payments of capital under finance leases, whether in respect of land buildings machinery equipment or otherwise;

     (f)  payments under hire purchase contracts;

     (g)  factored debts, to the extent that there is recourse;

     (h) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

     (i) guarantees, indemnities or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs
          (a) to (h) inclusive above; and

     (j) amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above

     `Group' means the Covenantor and its Subsidiaries (if any) for the time being

     "Group Companies" means the Final Borrower and its Subsidiaries (if any) for the time being

     `Indebtedness' means any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint

     `Initial Borrower' means PCI Services, Inc.

     `Interest Payment Date' means the last day of each Interest Period or , in respect of any Advance with an Interest Period of 6 months, the day falling 3 months after its commencement and its last day.

     `Interest Period' means each period for the calculation of interest determined in accordance with Clause 8.3

     "Investments" means any holding of stock, loanstock, securities of any kind (other than shares), bills, notes, term deposits, bonds, debt instruments or any similar financial interest.

     `LIBOR' means, in respect of any Interest Period or other period and in relation to any Advance or unpaid sum, the rate per annum determined by the Agent to be the average rate per centum per annum (rounded upwards if necessary to the next 1/16%) at which deposits in the relevant currency for the relevant Interest Period or other period and in an amount comparable to the relevant Advance or other sum (as applicable) were quoted by leading banks in the London Interbank Market at or about 11.00am on (in the case of an Advance or other sum denominated in Sterling) the first day of such Interest Period or other period or (in any other case) on the second Business Day preceding the first day of such Interest Period or other period (on the Reuters or Telerate or other generally accepted on-screen service quoting London Inter-bank offered rates).

     `Loan' means the aggregate principal amount of all Advance(s) for the time being outstanding under this Agreement

     `Majority Banks' means at any time Banks to which more than one half in aggregate of all Advances are owing at such time or, if no Advances are then outstanding, Banks whose Commitments then aggregate more than one half of the aggregate of all Commitments (or, if all Commitments have been reduced to zero, aggregated more than one half of the aggregate of all Commitments immediately before such reduction to zero)

     `Margin' means in relation to the rate of interest payable in relation to each of the Facilities, the percentage rates per annum determined in accordance with Schedule 6

     `Permitted Encumbrance' means any encumbrance referred to in Clause 12.2

     `Potential Default' means any event which, with the giving of notice or any certificate or the lapse of time or the making of any determination or the satisfaction of any other condition (or any combination thereof), might constitute an Event of Default

     'Qualifying Bank' means a person recognised by the Inland Revenue as carrying on through its lending office under this Agreement a bona fide banking business in the United Kingdom for the purpose of s 349(3) of the Income and Corporation Taxes Act 1988 and which brings any interest payable under this Agreement into account as a trading receipt of that business or, if that Section is amended repealed or re-enacted, such other category of person as the Agent may at any time and from time to time (after consultation with the Final Borrower and the Banks) reasonably determine to be appropriate for the purpose of this definition in the light of such amendment repeal or re-enactment, in which case the Agent will give notice of the amendment to this definition, which will be binding on all the parties to this Agreement, to the Borrower and the Banks

     `Related Document' means any document or instrument required by this Agreement to be executed delivered or produced by an Obligor

     `Repayment Date' means in relation to each Advance of the Revolving Facility the last day of the Interest Period referable to such Advance and in relation to the Term Facilities refers to each date upon which a repayment is due under Clause 7.1.

     `Reserve Costs Rate' means, in relation to any Bank's participation in any Advance or other sum for any Interest Period or other period, the cost to such Bank of compliance with Bank of England or other requirements, determined in accordance with Schedule 3

     `Revolving Facility' means the revolving multi-currency credit facility of up to BP3,300,000 comprised in this Agreement

     `Revolving Facility Amount' means the aggregate of all of the Commitments in relation to the Revolving Facility

     `Sterling' and `BP' means the lawful currency of the United Kingdom

     `Sterling Amount' means, in relation to any Advance or part thereof denominated in Sterling, the amount of such Advance or part and, in relation to any Advance or part thereof denominated in an Alternative Currency, the amount of Sterling of which such Advance or part was the Equivalent Amount at the date on which it was last advanced under this Agreement

     `Subsidiary' has the meaning given to such expression by section 736 of the Companies Act 1985 but shall also be deemed to include a subsidiary undertaking within the meaning given to such expression by sections 258-260 of the Companies Act 1985 as substituted by sections 21 and 22 of the Companies Act 1989

     `Substantial Subsidiary' means a body corporate which is a Subsidiary of the Final Borrower whose gross assets or revenues, at any time, represent 5 per cent or more of the consolidated gross assets or revenues of the Group Companies at that time, and for this purpose:

     (a) the gross assets or revenues of any such Subsidiary shall be ascertained by reference to:

          (i) the financial statements of such Subsidiary (consolidated if in the normal course it prepares consolidated accounts) at the date to which the latest audited consolidated financial statements of the Group Companies have been prepared; or

          (ii) if such body corporate becomes a Subsidiary of the Borrower after that date, the latest financial statements of such Subsidiary (consolidated if in the normal course it prepares consolidated accounts) adjusted to take into account subsequent acquisitions and disposals or other changes in circumstances;

     (b) the consolidated gross assets or revenues of the Group Companies shall be ascertained by reference to the latest audited consolidated financial statements of the Group Companies; and

     (c) once a body corporate has become a Substantial Subsidiary, it shall remain one until it has been demonstrated to the Agent in audited accounts that it has ceased to be a Substantial Subsidiary or in a written report from its auditors if requested by the Agent.

     `Taxes' includes all present and future taxes levies imposts duties fees charges or withholdings of whatever nature and wherever levied charged or assessed, together with any interest thereon and any penalties in respect thereof

     `Termination Date' means in relation to the Revolving Facility the earlier of 1st April 1999 or the third anniversary of the date of this Agreement 2/27/99

     `Term Facility' means the Sterling term loan facility of BP8,400,000 comprised in this Agreement

     `Term Facility Amount' means BP8,400,000

     `Transfer Certificate' means a certificate in the form or substantially in the form set out in Schedule 4

1.2  Interpretation

     (1) In this Agreement, unless otherwise expressly provided, any reference to:

     (a) the Borrower the Obligors the Banks and the Agent shall be construed so as to include their respective successors and assigns from time to time;

     (b)  a time of day is a reference to London time;

     (c) a `person' shall be construed as a reference to any individual firm company body corporate government state or state entity or any association or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

     (d) a `Consent' shall be construed so as to include any approval authorisation consent exemption licence permission or registration by of or from any governmental or other authority or any other person;

     (e) fees costs and expenses shall be exclusive of any value added tax or similar tax chargeable on them, which shall accordingly be payable in addition;

     (f) any other document or instrument is a reference to that other document or instrument as the same may have been, or may from time to time be, amended or supplemented;

     (g) the liquidation winding-up or dissolution of a company or body corporate or the appointment of a receiver manager or administrator of or in relation to a company or body corporate or any of its assets shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities;

     (h) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

     (i) any statutory provision shall include a reference to such provision as from time to time re-enacted amended extended or replaced.

     (2) In this Agreement, words importing the singular shall include the plural and vice versa.

     (3) Headings in and the list of contents of this Agreement are for ease of reference only and shall not affect its interpretation.


2    THE FACILITY

2.1  Commitments

     Subject to the terms and conditions of, and in reliance upon the representations, warranties, and covenants contained in this Agreement:

     (a)  the Banks agree to make available to the Borrower the Revolving
          Facility

     (b) each of the Banks agrees to participate in each Advance of the Revolving Facility (in the same proportion to the amount of such Advance as its Commitment in relation to the Revolving Facility bears to the aggregate such Commitments of all the Banks) up to an aggregate maximum principal amount not exceeding its Commitment relating to the Revolving Facility;

     (c) the Banks also agree to make available to the Borrower the Term Facility; and

     (d) each of the Banks agrees to participate in each Advance of the Term Facility (in the same proportion to the amount of such Advance as its Commitment in relation to the Term Facility bears to the aggregate such Commitments of all the Banks) up to an aggregate maximum principal amount not exceeding its Commitment relating to the Term Facility.

2.2      Obligations several

The obligations of each Bank under this Agreement are several. Any failure of a Bank to perform any of its obligations under this Agreement shall not relieve any other party hereto of any of its obligations hereunder. No Bank shall be responsible for the obligations of any other Bank under this Agreement.


3    PURPOSE

          (1) Advances shall be used by the Borrower for funding the acquisition by the Borrower of the whole of the issued share capital of Unipack Limited, meeting working capital needs and funding the acquisition of fixed assets having a useful life exceeding one year (or any improvements, replacements, substitutions or additions thereto or thereof) and such other purposes as may be approved by the Agent from time to time.

          (2) The Borrower shall not use any Advance for any purpose except that permitted in this Clause. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Agent or the Banks, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of any Advance.


4    CONDITIONS

4.1  Conditions for first Advance

The first Drawdown Notice may not be issued, and the Banks shall not be obliged to make any Advance, until the Agent shall have received, in each case in form and substance satisfactory to it, the documents items and evidence specified in
Schedule 5.

4.2  Conditions for all Advances

The obligation of the Banks to make each and every Advance is subject to the further conditions precedent that:

     (a) at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, the representations and warranties set out in Clause 11 are true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time; and

     (b) at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, no Event of Default or (in relation to an Advance which results in the amount drawn under the Revolving Facility exceeding the amount outstanding under such Facility prior to such Advance being made) Potential Default shall have occurred and be continuing or would result from the making of such Advance.

5    DRAWDOWN

5.1  Drawdown

     (1) Subject to the terms and conditions of this Agreement, the Borrower may from time to time draw Advances provided that:

     (a) the Agent shall have received a duly completed and executed Drawdown Notice relating to each proposed Advance not later than 10 am on (for a Sterling Advance) the first and (for an Advance in an Alternative Currency) the third Business Day before the proposed Drawdown Date of such Advance or at such other time as the Agent may agree;

     (b) each proposed Drawdown Date shall be a Business Day during the Commitment Period;

     (c) each Advance of the Revolving Facility denominated in Sterling shall be in the minimum amount of BP350,000 and shall be an integral multiple of BP50,000 and the Term Facility shall be advanced in one amount on one occasion only;

     (d) each Advance of the Revolving Facility denominated in an Alternative Currency shall be in such minimum amounts and integral multiples of such amounts in such Alternative Currency as the Agent may from time to time (acting reasonably) specify to the Borrower;

     (e) no Advance of the Revolving Facility shall exceed the Revolving Facility Amount or cause such Amount to be exceeded;

     (f) no Advance of the Term Facility shall exceed the Term Facility Amount or cause such Amount to be exceeded;

     (g) no Advance shall be drawn if its duration would extend after the final Repayment Date (in relation to the Term Facility) or the Termination Date (in relation to the Revolving Facility);

     (2) The Agent shall promptly notify each of the Banks of each Drawdown Notice and the amount of its respective participation in the requested Advance.

     (3) each Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow accordingly.

5.2  Payment of Advances

Subject as otherwise provided in this Agreement, each Advance shall be made available on the Drawdown Date therefor by each Bank crediting the amount of its participation in such Advance in such currency (in relation to the Revolving Facility only) and to such account of the Agent as it may have notified to the Banks for this purpose and the Agent shall make the amounts so credited available to the Borrower by crediting the same to such bank account of the Borrower as it shall specify to the Agent for this purpose in the relevant Drawdown Notice.

5.3  Cancellation of Undrawn Facility

Any part of the Revolving Facility or the Term Facility which shall not have been drawn down or cancelled by the close of business on the last Business Day of the relevant Commitment Period shall at that time be automatically cancelled and the Commitment of each Bank shall at that time be reduced to zero in relation to the applicable Facility.


6    CURRENCIES

6.1  Advances

     (1) Subject to the provisions of this Clause, the Borrower may select the currency, being Sterling or an Alternative Currency, in which each Advance of the Revolving Facility will be denominated during each Interest Period. Such selection shall be made in the Drawdown Notice relating to such Advance. If the Agent shall not have so received notice of any such selection in respect of any Interest Period then for such Interest Period the relevant Advance shall be denominated in Sterling (and the Borrower shall be deemed to have selected accordingly). The Agent shall promptly notify each Bank of any such selection or deemed selection.

     (2) No Advance may be drawn if as a result the aggregate Sterling Amounts of all outstanding Advances would exceed (as applicable) the Revolving Facility Amount or the Term Facility Amount.

     (3) If the Borrower has so selected an Alternative Currency in respect of an Interest Period but the Agent despatches to the Borrower not later than 4.30 pm on the second Business Day before the first day of such Interest Period a notice to the effect that on the basis of notification from the Majority Banks, the Agent has determined that the Majority Banks are unable to obtain matching deposits in that Alternative Currency to fund the relevant Advance or any part thereof in the London Interbank Market for such Interest Period, then unless all the Banks through the Agent shall agree otherwise with the Borrower the relevant Advance shall for that Interest Period be denominated in Sterling, being the Sterling Amount of what would have been so made available in that Alternative Currency.

6.2  Supervening events

     (1) This Clause shall apply in the event of any change in national or international financial political or economic conditions or currency availability or exchange rates or exchange controls as (in any such case) would, in the opinion of the Agent after consultation if practicable with the Banks and the Borrower, make it impracticable for an Advance (or part thereof) to be denominated during any Interest Period in an Alternative Currency selected by the Borrower.

     (2) If this Clause applies, the Agent may, at any time not later than 10 am on the proposed Drawdown Date or, as the case may be, the first day of the relevant Interest Period, give notice to the Borrower to the effect that as a consequence the relevant Advance (or part thereof) will not be denominated in the Alternative Currency in question. In such a case unless all the Banks through the Agent shall agree otherwise with the Borrower the Advance (or, as the case may be, such part thereof) shall be denominated in Sterling for such Interest Period, the amount of such Advance being the Sterling Amount of what would have been the amount of such Advance if it had been made available in the Alternative Currency selected by the Borrower.

6.3  Drawdown of Advances

If any Advance is to be drawn down in an Alternative Currency, the Banks will on the relevant Drawdown Date advance to the Borrower in accordance with this Agreement the Amount in such Alternative Currency as may be specified in the relevant Drawdown Notice.

6.4  Rollovers - Revolving Facility

Where, on any day for repayment of an Advance of the Revolving Facility, the Borrower borrows a further Advance of the Revolving Facility in the same currency in accordance with the provisions of this Agreement, the Agent shall apply the amount advanced by the Banks in respect of such further Advance in or towards repayment of the principal amount of such Advance required to be repaid on that date.

6.5  Application of Advances

If the Agent so elects, (a) the Banks may apply the whole or any part of any Advance in or towards purchasing for the account of the Borrower any sum to be repaid by it on the same day and (b) the Banks may apply the whole or any part of any sum to be re-advanced to the Borrower in or towards payment of any sum to be repaid by the Borrower on the same day.


7    REPAYMENT PREPAYMENT AND CANCELLATION

7.1  Repayment

     (1) The Borrower shall repay, for the account of the Banks, each Advance of the Revolving Facility on the Repayment Date relating to such Advance.

     (2) The Borrower shall repay, for the account of the Banks, the amount of the Term Facility outstanding at the end of the Commitment Period in 27 instalments of BP210,000 each on the last days of March, June, September and December of each year, commencing on 30th June 1996 together with a final payment of BP2,730,000 to be paid on 31st March 2003.

     (3) If the amount of the Term Facility outstanding at the close of business on the last Business Day of the Commitment Period is less than the Term Facility Amount, the amount of the shortfall shall be applied against and shall reduce or if applicable extinguish the amounts specified in paragraph (2) above in inverse order of maturity

7.2  Prepayment

     (1) The Borrower may (provided that it shall have given to the Agent not less than 7 days' prior notice specifying the date and intended amount of the prepayment) prepay for the account of the Banks on the last day of any Interest Period relating to an Advance the whole or any part of such Advance but, if in part, being the minimum amount of BP500,000 and an integral multiple of BP100,000 (or in each case the equivalent in an Alternative Currency calculated in accordance with Clause 7.3).

     (2) Prepayments under this Agreement shall be made together with accrued interest thereon and all other amounts payable under and in relation to this Agreement and any Related Document.

     (3) Following any prepayment under paragraph (1) above in relation to the Revolving Facility, the Sterling Amount of such prepayment shall, subject to the terms and conditions of this Agreement, be available for reborrowing under this Agreement. In relation to the Term Facility no amount prepaid under this Agreement may be redrawn.

     (4) Any notice of prepayment given by the Borrower under this Agreement shall be irrevocable and the Borrower shall be bound to prepay the relevant amount(s) in accordance with such notice. The Borrower may not prepay all or any part of any Advance except in accordance with the express terms of this Agreement.

     (5) If the Fixed Charge Coverage Ratio (as such expression is defined in
Schedule 8, but applied to the consolidated financial position of the Group Companies and so that all relevant definitions shall be construed by references to Group Companies) is in excess of 1.1:1 at any time when such Ratio is measured in accordance with this Agreement the Final Borrower shall prepay having given notice in accordance with Clause 7.2(i)) for the account of the Banks an amount equal to 50% of the amount of Cash Flow which has caused such Ratio to exceed 1.1:1 Provided always that the Final Borrower will not be obliged to make any prepayments under this Clause 7.2(5) if at such time the ratio of Consolidated Funded Debt to Tangible Net Worth is equal to or less than 1:1.

     (6) Any prepayment of the Term Facility shall be applied against and shall reduce or if applicable extinguish the amounts specified in Clause 7.1(a) in inverse order of maturity.

7.3  Currency

Each repayment or prepayment under this Agreement shall be made in the currency in which the relevant amount was denominated for the Interest Period or other period ending on the date of such repayment or prepayment.

7.4  Cancellation

The Borrower may, by giving to the Agent not less than 30 days' prior notice specifying the amount to be cancelled, cancel without penalty all or any part (but, if in part, being an integral multiple of BP1,000,000) of the aggregate Commitments of the Revolving Facility.

Any cancellation in part shall reduce such Commitment of each Bank pro rata. Any such notice of cancellation shall be irrevocable. The Borrower may not cancel the whole or any part of such Commitments except in accordance with this Clause.


8    INTEREST

8.1  Interest

The Borrower shall pay to the Agent for the account of the Banks interest on each Advance in respect of each Interest Period relating to such Advance at the rate per annum determined by the Agent to be the aggregate of:

     (a)  the Margin;

     (b)  LIBOR relative to that Interest Period; and

     (c) in the case of any Advance denominated in Sterling, the Reserve Costs Rate.

8.2  Payment

The Borrower shall pay interest on each Advance on each Interest Payment Date relating to such Advance.

8.3  Interest Periods

     (1) Subject to paragraph (2) below, the Borrower may select the duration (being one, two, three or six months or, in relation to the first Interest Period for an Advance under the Revolving Facility or Term Facility, four months) of the Interest Period for any Advance. Such selection shall be made in the Drawdown Notice relating to such Advance. If the Agent shall not have so received notice of any such selection in respect of any Interest Period then such Interest Period shall be of the duration of three months.

     (2)  For the purpose of determining the duration of any Interest Period:

     (a) each Interest Period relative to an Advance shall commence on the Drawdown Date relating to such Advance or in the case of the Term Facility, forthwith on the expiry of the preceding Interest Period;

     (b) the first Interest Period relating to any Advance of (as applicable) the Term Facility or the Revolving Facility shall, if any other Advance of such Facility is outstanding on the Drawdown Date thereof, end upon the expiry of the Interest Period then current for such other Advance so that all Interest Periods in relation to (as applicable) the Term Facility or the Revolving Facility shall be co-terminous;

     (c) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day unless that would extend that Interest Period into the next following calendar month, in which event that Interest Period shall be shortened so as to end on the immediately preceding Business Day;

     (d) if any Interest Period commences on the last Business Day in a calendar month or if there is no corresponding date in the calendar month in which an Interest Period is due to end, then such Interest Period shall end on the last Business Day in the relevant later month;

     (e) if, in relation to the Term Facility, any Repayment Date falls within an Interest Period, the Loan shall be divided into two parts, one part being the repayment instalment due on such Repayment Date and having an Interest Period ending on that date and the other part being the balance of the Loan and having an Interest Period ascertained in accordance with the other provisions of this Clause; and

     (f) the last Interest Period relating to each Advance shall end on the Repayment Date for such Advance.

8.4  Default Interest

If any sums (including but without limitation default interest) are not paid on their respective due dates under this Agreement the Margin shall forthwith be increased by three percentage points per annum in the period from the due date up to the date of actual payment (as well after as before judgment). If any unpaid sum is of principal of an Advance repayable prior to the last day of an Interest Period relating thereto, LIBOR applicable to such unpaid sum for the remaining period up to the last day of that Interest Period shall remain LIBOR applicable to it at the beginning of such Interest Period). If any such sum unpaid relates to interest, interest shall be paid on such sum as if it were an Advance of either the Revolving Facility or the Term Facility (as applicable).

8.5  Basis of calculation

All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and (in respect of Advances denominated in Sterling) a 365-day year and (in respect of Advances denominated in an Alternative Currency) a 360-day year. Any certificate or determination by the Agent as to any rate of interest payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Banks.

8.6  Notification

The Agent shall promptly notify the Borrower and each Bank of each rate of interest determined by it under this Clause.

9    FEES AND EXPENSES

9.1  Commitment fee

The Borrower shall pay to the Agent for the account of the Banks (pro rata to their Commitments) a commitment fee in Sterling at the rate of one-half per cent per annum on the aggregate amount of the Commitments relating to the Revolving Facility and undrawn, as from and including the date of this Agreement until and including the last day of the Commitment Period. Such fee shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 365-day year and shall be paid at three-monthly intervals after the date of this Agreement and on the last day of the Commitment Period or, if earlier, on final repayment of the Loan.

9.2  Agency fee

The Borrower will pay to the Agent, for its services under this Agreement and for its own account, an agency fee and a closing fee to be determined on the basis set out in a letter from the Agent to the Borrower prior to the execution of this Agreement.

9.3  Expenses

     (1) The Borrower shall pay, on demand, to the Agent the amount of all costs and expenses (including legal and out-of-pocket expenses and any Value Added Tax or similar Taxes on such costs and expenses) which the Agent reasonably incurs in connection with the preparation negotiation execution and delivery of this Agreement and any Related Document.

     (2) The Borrower shall pay, on demand, to the Agent and each of the Banks all costs and expenses (including legal and out-of-pocket expenses and any Value Added Tax or similar Taxes on such costs and expenses) respectively reasonably incurred by it in connection with any actual or proposed amendment or extension of or any waiver or consent under this Agreement and in contemplation of or otherwise in connection with the enforcement (or attempted enforcement) of, or preservation (or attempted preservation) of any rights under, this Agreement and/or any Related Document or otherwise in respect of any money from time to time owing under this Agreement.

9.4  Duties

The Borrower shall pay all stamp documentary registration or other similar duties or Taxes (including any payable by the Agent or the Banks) imposed on or in connection with this Agreement and/or any other document referred to herein and shall indemnify the Agent and the Banks against any liability arising by reason of any delay or omission by the Borrower and not caused by the gross negligence of the Agent or any Bank to pay such duties or Taxes.

9.5      Payment by deduction

The Agent shall be entitled to effect payment (to the extent not already discharged) of all fees expenses and other sums due and payable by the Borrower under this Clause 9 out of and by deduction from any Advance and the Borrower hereby irrevocably authorises the Agent to do so.


10   PAYMENTS

10.1 Payments

     (1) All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings, in immediately available, freely transferable, cleared funds in the relevant currency not later than 11 am (local time in the place of payment) on the due date to the account of the Agent as follows:

     (a) in the case of payments in Sterling, Account No 12251333 with the Royal Bank of Scotland, 5-10 Great Tower Street, London; and

     (b) in the case of payments in an Alternative Currency, such account with such bank in the principal financial centre for such currency as the Agent may prescribe for such purpose or such other account of the Agent as the Agent may from time to time notify to the Borrower.

     (2) Unless otherwise provided in this Agreement, all payments made to the Agent by the Borrower hereunder shall be promptly distributed by the Agent among the Banks in the same proportions as their respective participations in the relevant Advance and in like funds as they are received by the Agent.

     (3) In the case of a partial payment by the Borrower, the Agent may appropriate such payment towards such of the obligations of the Borrower under this agreement as the Agent may decide or the Majority Banks direct. The Borrower waives any right to make an appropriation in respect of a partial payment. Any appropriation by the Agent or the Majority Banks shall apply to the exclusion of any actual or purported appropriation by the Borrower.

10.2 Payments by the Agent

Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent shall not be obliged to pay the same to that other person until it is satisfied that it has actually received such sum. It may however assume that it has received such sum and, if it does make such a payment when in fact it had not actually received the relevant sum, the person to which such payment has been made shall forthwith on demand refund the amount of such payment to the Agent together with interest thereon at the rate determined by the Agent as being the cost to the Agent of funding such amount for the period until receipt by the Agent thereof.

10.3  Business Days

Save as otherwise provided in this Agreement, if any payment would otherwise be due on a day which is not a Business Day, the next following Business Day shall be substituted for such day unless such Business Day shall be in a new calendar month in which case such payment shall instead be made on the immediately preceding Business Day. Interest and fees shall be adjusted accordingly.

10.4  Accounts

Account(s) maintained by each Bank in connection with the Facility shall (save for manifest error) be conclusive evidence of the amounts from time to time owing by the Borrower to such Bank under this Agreement.


11   REPRESENTATIONS AND WARRANTIES

11.1 Representations and warranties

The Obligors represent and warrant that:

     (a) each of PCI Services, Inc., PCI Acquisition I, Inc. and PCI Acquisition II, Inc., are Delaware Corporations, that Packaging Coordinators, Inc. is a Pennsylvania Corporation and that the Final Borrower is a company duly incorporated with unlimited liability and validly existing under the laws of England and Wales and has power to carry on its business and to own its property and assets;

     (b) each of the Obligors has power and authority to execute deliver and perform its obligations under this Agreement and any Related Document and to use the Facility; all necessary action has been or will be taken (and not revoked) to authorise the execution delivery and performance of this Agreement and any Related Document; and subject to all applicable insolvency laws this Agreement constitutes and any Related Document is or when executed and delivered will be, its valid and legally binding obligation enforceable in accordance with the terms thereof;

     (c) the execution delivery and performance of this Agreement and any Related Document and the use of the Facility do not and will not:

          (i) contravene any law regulation directive judgment or order to which it is subject; or

          (ii) result in any actual or potential breach of or default under any obligation agreement instrument or Consent to which it is a party or by which it is bound or which it requires to carry on its business; or

          (iii) contravene any provision of its memorandum and articles of association and/or statutes and/or constitutional documents; or

          (iv) result in any limitation on its powers to borrow or incur Financial Indebtedness being exceeded; or

          (v) result in the creation or imposition of or oblige it to create any Encumbrance (other than as provided for in this Agreement) on its undertaking or any of its assets rights or revenues;

     (d) its obligations under this Agreement and any Related Document are its direct general and unconditional obligations and rank at least pari passu with all other of its present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

     (e) neither it nor any other Substantial Subsidiaries is (nor would with the giving of notice or lapse of time or any certificate or the making of any determination or any combination thereof be) in breach of or in default under any agreement relating to Financial Indebtedness in an amount in excess of BP250,000 to which it or such company is a party or by which it or such company is bound;

     (f) the latest consolidated report and financial statements of (respectively) the Group and the Group Companies have been prepared in accordance with accounting principles and practices generally accepted in (as applicable) the State of Delaware, Pennsylvania or England and Wales consistently applied and give a true and fair view of the financial condition, assets and liabilities of respectively the Group and the Group Companies at the date to which such financial statements have been prepared; and since that date there has been no material adverse change in the financial condition or the business, assets or operations of the Borrower or any other member of the Group.

11.2 The Final Borrower represents and warrants that:

     (a) no litigation arbitration or administrative proceeding and without limitation no dispute with any statutory or governmental authority involving an amount in excess of BP100,000 is pending or to its knowledge threatened against it or any other Group Company or any of its respective assets;

     (b) no Event of Default or Potential Default has occurred and is continuing;

     (c) neither it nor any Group Company is in default in the payment of any due and payable Taxes in an aggregate amount which does not exceed 10% of net profits of such company, as shown by its most recent audited accounts or in the filing registration or recording of any material document or under any legal or statutory obligation or requirement.

     (d) there exists no Encumbrance other than any Permitted Encumbrance over the whole or any part of the present or future undertaking assets rights or revenues (including uncalled capital) of itself or any of its Subsidiaries and no obligation to create any such Encumbrance;

     (e) it and each Group Company has obtained and complied or will obtain and comply with all Consents necessary or appropriate for (i) the carrying on by it of its business and (ii) the execution delivery and performance of this Agreement and any Related Document to which it is a party and the use of the Facility (and the same are in full force and effect);

     (f)  (save pursuant to the Restrictive Trade Practices Acts of 1976 and
          1977) it is not necessary or advisable that this Agreement be filed registered recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp documentary registration or similar Tax or duty be paid on or in relation to this Agreement or any Related Document;

     (g) all information supplied by or on behalf of the Obligors to the Agent or any of the Banks, (without limitation) in contemplation or for the purpose of this Agreement, was true and accurate in all respects as at its date and not misleading; and such information did not omit anything, nor since the date of such information has anything occurred, which renders that information untrue or misleading in any material respect or which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement; and all projections and statements of belief and opinion given by the Obligors to the Agent or any of the Banks were made honestly and in good faith after due and careful enquiry and remain valid;

     (h) all assets used by it or any Subsidiary in the conduct of its business which are capable of being charged by way of fixed charge are the unencumbered property of, as applicable, the Borrower or such Subsidiary.

11.3 Repetition

The representations and warranties in Clauses 11.1 and 11.2 will be deemed to be repeated by the Borrower on and as of each Drawdown Date and each Interest Payment Date as if made with reference to the facts and circumstances existing at such respective date.

11.4 Disclosure Letter

The representations and warranties in Clauses 11.1 and 11.2 are subject to, and limited by, all matters disclosed in the Disclosure Letter.

11.5 Effect of investigation

The rights and remedies of the Agent and each of the Banks in respect of any misrepresentation or breach of warranty on the part of the Obligors shall not be prejudiced or affected by any investigation of the Obligors or any other person by or on behalf of the

Agent or any of the Banks or without limitation any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies.


12   UNDERTAKINGS

12.1 General undertakings

The Final Borrower undertakes with the Agent and each of the Banks that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement:

     (a) it will ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

     (b) it will prepare financial statements or procure that financial statements are prepared in respect of each financial period in accordance with Clause 12.4 and cause the same to be audited by its auditors and deliver sufficient copies of the same to the Agent for itself and each of the Banks promptly and in any event not later than 120 days after the end of the relevant financial period;

     (c) it will deliver to the Agent in sufficient copies for itself and each of the Banks, promptly and in any event not later than 60 days after the relevant period, management accounts relating to the consolidated financial position of, respectively, the Group and the Group Companies containing at least sufficient financial information to enable the Agent to test the financial performance of the Group and the Group Companies against the financial covenants and undertakings comprised in this Agreement in respect of successive quarterly periods during each of the financial years of the Group and the Group Companies;

     (d) it will promptly provide the Agent with copies of all notices and other communications despatched to its shareholders or analogous persons (or any class thereof) or its creditors (or any class thereof) when despatched;

     (e) it will promptly provide the Agent with such financial and other information concerning its business, assets and affairs and those of any of its Subsidiaries as the Agent, or any Bank through the Agent, may from time to time reasonably require;

     (f) it will obtain, maintain in full force and effect and comply with all Consents and any conditions thereof necessary or appropriate for (i) the carrying on by it of its business and (ii) the execution delivery and performance of this Agreement and the use of the Facility;

     (g) it will not make or permit any material change in the nature of its business or commence any new type of business different from its business at the date of this Agreement;

     (h) it will maintain insurances on or in relation to its business and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses;

     (i) it will promptly inform the Agent, upon its becoming so aware, of any occurrence or circumstance which might adversely affect its ability to perform its obligations under this Agreement or any Related Document and of any Event of Default or Potential Default including the cancellation of any contract with any major customer which might have a substantial impact on the revenues of the Group Companies (taken as a whole);


     (j) it will from time to time, forthwith on request by the Agent, deliver to the Agent a certificate signed by two of its directors (or equivalent officers) (acting without personal liability except in the case of wilful default or misconduct) confirming that, save as may be notified in detail in such certificate, no Event of Default or Potential Default has occurred and is then subsisting and, without limitation, giving detailed computations so as to establish whether it is in compliance with Clause 12.5 to be accompanied by such evidence as to the information and matters contained in such certificate as the Agent may from time to time reasonably require.

     (k) it will ensure that Annual Capital Expenditure (other than expenditure relating to the acquisition of Unipack Limited on the date hereof) does not exceed Annual Depreciation in each financial year;

     (l) it will not, nor will any of its Subsidiaries, acquire any shares in any company (other than by the Borrower's subscribing for new shares in any subsidiary) or dispose of any shares in any company held at the date of this agreement;

     (m) it will not make any dividend payment or distribution to its shareholders without the Agent's prior written consent;

     (n) it will procure that its Subsidiaries will not make any payment to its respective shareholders (other than dividends and similar distributions lawfully paid) without the Agent's prior written consent;

     (o) it will not, nor will any of its Subsidiaries, without the Bank's prior written consent, redeem any shares or take any other step to reduce its issued share capital;

     (p) it will not, nor will any of its Subsidiaries make or own Investments other than:

          (i) certificates of deposit or time deposits maturing within one year of the date of issue and issued by a clearing bank in the United Kingdom;

          (ii) gilts or other government stock maturing within one year of the date of issue;

          (iii)readily marketable commercial paper rated A-1 or better by Standard & Poor's Corporation (or an equivalent rating by a similar organisation which rates commercial paper).

     (q) it will not, nor will any of its Subsidiaries without the Agent's prior consent incur any Financial Indebtedness except for:

          (a) Financial Indebtedness available (whether or not drawn) on the date of this Agreement (and any refinancing thereof);

          (b) any Financial Indebtedness the subject of subordination arrangements entered into between the relevant lender and the Agent;

          (c)  Financial Indebtedness owed to any other Group Company;

          (d) Financial Indebtedness relating to equipment leasing or hire purchase agreements; and

          (e) Financial Indebtedness incurred under this Agreement or any Related Documents or in connection with a loan and agency agreement dated as of 28 February 1996 among, inter alia, PCI Services, Inc., the financial insitutions listed therein and Meridian Bank as agent.

     (r) Net Profit before taxation (as shown in its annual audited accounts) does not fall below zero in respect of any financial year.


     (s) it shall within 60 days of being requested so to do by the Agent issue, and shall cause Unipack Limited to issue the Security documents set out in Part 2 of Schedule 9 provided that the restrictions and covenants contained in such security are not, in any material respect, more onerous than the restrictions and covenants imposed in this Agreement but taking into account the nature of each security interest comprised in such security and in the case of any issue of security by Unipack Limited:

          (i) such issue would not be made in breach of the provisions of Sections 151-158 of the Companies Act 1985; and

          (ii) the Borrower's obligation under this sub-clause (s) shall extend only to using all reasonable endeavours to procure such issue.

12.2 Negative Pledge

     (1) The Final Borrower undertakes with the Agent and each of the Banks that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement, it will not (and it will procure that none of its Subsidiaries will):

     (a) create or permit to subsist any Encumbrance other than any Permitted Encumbrance over all or any part of its present or future undertaking assets rights or revenues;

     (b) sell, transfer or otherwise dispose of any of its assets on terms whereby it is or may be leased to or acquired by it or any other member of the Group or sell or otherwise dispose of any of its receivables on recourse terms.

     (2)  Paragraph (1) above shall not apply to any Encumbrance:

     (a) created or outstanding with the prior written consent of the Majority Banks provided that, unless permitted by any other exception below, the aggregate principal amount secured by such Encumbrance will not be increased without further such consent;

     (b) arising by operation of law and not as a result of any default or omission on the part of the Final Borrower or any other Group Company having regard to the custom in the relevant trade for settlement of accounts;

     (c) arising under any retention of title arrangements entered into in the ordinary course of trading and not entered into primarily for the purpose of securing any Financial Indebtedness;

     (d)  specified in the Disclosure Letter; or

     (e) arising pursuant hereto, to any Related Document or Financial Indebtedness incurred under this Agreement or any Related Documents or in connection with a loan and agency agreement dated as of 28 February 1996 among, inter alia, PCI Services, Inc., the financial insitutions listed therein and Meridian Bank as agent..

12.3 Disposals

     (1) The Final Borrower undertakes with the Agent and each of the Banks that, so long as any Commitment is in force or any moneys or obligations are outstanding under this Agreement, it will not (and the Final Borrower shall procure that no Group Company will) either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any part of its respective assets other than with the prior written consent of the Agent (not to be unreasonably withheld) trading stock sold in the ordinary course of business on an arm's length basis or obsolete items replaced by items of the same or a greater value and disregarding sales of items on an arm's length basis where the aggregate sale proceeds do not exceed either BP50,000 in any financial year or BP200,000 during the period when this Agreement is in force.

     (2) Paragraph (1) above shall not apply to disposals made with the prior consent of the all of the Banks.

12.4 Financial statements

The Final Borrower and the Covenantor shall produce annual audited financial statements to the Agent and will ensure that such statements delivered pursuant to this Agreement shall be prepared in accordance with accounting principles and practices generally accepted in the State of Delaware (in relation to the Group) and England and Wales (in relation to the Group Companies) consistently applied in respect of each financial period on an individual and if applicable consolidated basis and that such financial statements shall contain a balance sheet giving a true and fair view of the state of affairs of as applicable, the Group and (separately) the Group Companies as at the end of the period to which they relate and a profit and loss account giving a true and fair view of their profit or loss for such period.

12.5 Financial undertakings

     The Covenantor covenants with the Agent and the Banks in the terms set out and comprised in Schedule 8.


13   DEFAULT

13.1 Events of Default

There shall be an Event of Default if:

     (a) the Borrower fails to pay, in the currency and manner provided in this Agreement, any sum payable by it under this Agreement or any Related Document when due unless such failure to pay occurs as a result of an administrative error in the transmission of funds arising otherwise than through any fault or failure of the Borrower and such failure is rectified within 3 days; or

     (b) the Borrower commits any breach of any other provision of this Agreement or any Related Document and either such breach is in the opinion of the Agent not capable of remedy or such breach is in the reasonable opinion of the Agent capable of remedy and is not remedied within 15 days of the first occurrence of such breach; or

     (c) any representation or warranty made or deemed to be made or repeated by the Borrower or any Obligor in or pursuant to this Agreement or any Related Document is or proves to have been untrue or incorrect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

     (d) any Financial Indebtedness (in an aggregate amount in excess of BP250,000) of any Obligor or any Subsidiary of any Obligor is not paid when due or becomes due or capable of being declared due prior to its stated maturity

     (e) any Encumbrance to secure any Financial Indebtedness (in an aggregate amount in excess of BP250,000) of any Obligor or any Subsidiary of any Obligor becomes enforceable; or

     (f) an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator (or equivalent) is appointed of the whole or any substantial part of the undertaking assets rights or revenues of any Obligor or any Subsidiary of any Obligor or a distress or other process is levied or enforced upon any of the assets rights or revenues of any Obligor or any Subsidiary of any Obligor;

     (g) a petition is presented to, or any order is made by, any competent court for the appointment of an administrator (or any equivalent in any jurisdiction) in relation to any Obligor or any Subsidiary of any Obligor; or

     (h) any Obligor or any Subsidiary of the Obligor is, or is adjudicated or found to be, insolvent or stops or suspends payment of its respective debts or is (or is deemed to be) unable to or admits inability to pay its respective debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to any Obligor or any Subsidiary of the Obligor under any law regulation or procedure relating to reconstruction or adjustment of debts; or

     (i) any petition is presented by any person (other than a petition which, in the reasonable opinion of the Agent, is frivolous or vexatious and which is withdrawn or stayed within 7 days) or any order is made by any competent court or any resolution is passed by any Obligor any Subsidiary of any Obligor for its winding-up or dissolution (or equivalent in any jurisdiction) or for the appointment of a liquidator (or equivalent in any jurisdiction) of any Obligor or any Subsidiary of any Obligor (except for the purpose of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved by the Majority Banks); or

     (j) any Obligor or any Subsidiary of any Obligor ceases or threatens to cease to carry on the whole or a substantial part of its business; or

     (k) this Agreement or any Related Document is or becomes (or is alleged to be) unlawful or unenforceable in any respect; or

     (l) any such Consent referred to in Clause 12.1(f) is withdrawn or revoked or expires or is modified or made subject to any condition which in the reasonable opinion of the Agent may affect the Final Borrower or any Subsidiary of the Borrower or its respective ability to perform or comply with any of its respective obligations under this Agreement or any Related Document; or

     (m) any Obligor (other than the Covenantor) becomes a Subsidiary of any other person or one person or more than one person acting in concert (within the meaning of The City Code on Takeovers and Mergers) obtain(s) control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of such Obligor or if the Covenantor becomes such a Subsidiary and the Loan is not repaid in full within 3 months of the Agent (acting on behalf of the Majority Banks) requesting that the Loan be repaid in full; or

     (n) any other event or series of events or any circumstances whether related or not (including the cancellation of any contract of the type referred to in Clause 12.1(i) which affects the ability of the Final Borrower to meet its payment obligations hereunder on the due dates thereof and, but without limitation, any adverse change in the business, assets or financial condition of the Borrower or any Subsidiary of the Borrower occur(s) or arise(s) which, in the reasonable opinion of the Majority Banks, may have a material adverse effect on the Borrower or any such Subsidiary, taken or on the respective ability or willingness of the Borrower or any Group Company to perform or comply with any of its respective obligations under this Agreement and/or any Related Document to which it is a party.

13.2 Rights on a Default

The Agent may and, if so instructed by the Majority Banks, shall (without prejudice to any rights of the Agent or any Bank) upon and at any time after the happening of an Event of Default, so long as the same is continuing, by notice to the Borrower declare that:

     (a) the Commitment of each of the Banks and any obligation of the Banks to make any Advance shall be terminated, whereupon such Commitment shall be reduced to zero and such obligation shall be terminated forthwith; and/or

     (b) the Loan has become immediately due and payable, whereupon the Borrower shall forthwith repay the same together with all interest accrued and all other sums payable under this Agreement; and/or

     (c) the Loan has become due and payable on demand, whereupon the Loan and all interest and other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand.


14       INDEMNITIES

14.1     Indemnities

The Borrower shall on demand indemnify the Agent and each of the Banks against any liability loss or expense which the Agent or such Bank shall certify as incurred by it as a consequence of:

     (a) any default in payment by the Borrower of any sum under this Agreement when due;

     (b)  the occurrence of any Event of Default;


     (c) any repayment or prepayment of any Advance or part thereof being received otherwise than on the last day of an Interest Period; or

     (d) any Advance not being made for any reason (excluding any default by the Agent or a Bank) after a Drawdown Notice therefor has been given or not being denominated in the currency originally selected including in any such case, but not limited to, any loss of profit and any loss or expense incurred in maintaining or funding the Loan or any Advance or other sum or in liquidating or re-employing deposits from third parties acquired or contracted for in order to effect or maintain the same.

14.2 Currency

If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against or the liquidation of the Borrower or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the `payment currency') other than the currency in which such payment is expressed to be due under or in connection with this Agreement (the `contractual currency') then, to the extent that the amount of such payment actually received by any Bank, when converted into the contractual currency at the applicable rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless such Bank against the amount of such shortfall. To the extent that the amount of such payment actually received by any Bank, when so converted, exceeds the amount due under or in connection with this Agreement, such Bank shall pay to the Borrower provided that it is then in compliance with its obligations under this Agreement an amount equal to the excess. For the purposes of this Clause, the `applicable rate of exchange' means the rate at which the relevant Bank is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Borrower shall be liable for) any premium and other costs of exchange including any Taxes incurred by reason of any such exchange.


15   TAXES

15.1 Grossing up payments

All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower, the Agent or any Bank through which a payment is made is required to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent and each Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

15.2 Notification

If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Agent upon becoming aware of the same.

15.3 Tax receipts

If the Borrower is required to make a payment pursuant to Clause 15.1, the Borrower shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent (for itself or the relevant
Bank) within 30 days after it has made such payment to the applicable authority an original official receipt issued by such authority and any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld.

15.4 Indemnity

The Borrower shall indemnify and hold harmless the Agent and each Bank against, and reimburse to each such person on demand, the amount of any Taxes so deducted withheld or accounted for and paid by the Borrower, whether or not such Taxes were correctly or legally assessed or demanded.

15.5 Tax Credits

If the Borrower pays any increased amount under Clause 15 and any Bank effectively obtains a refund of tax or credit against tax by reason of that payment, and if that Bank is able (in its sole opinion, which shall not be capable of being challenged) to identify that refund or credit as being attributable to that payment having regard to its other activities, then the Agent or such Bank (as the case may be) shall reimburse to the Borrower such amount as it shall determine (any such determination being conclusive) to be the proportion of that refund or credit as will leave the Agent or the Bank (as the case may be) after that reimbursement in no better or worse position than it would have been in if that payment had not been required. Neither the Agent nor any of the Banks shall be obliged to arrange its tax affairs in any particular manner or to disclose any information regarding its tax affairs or computations to the Borrower.

15.6 Qualifying Banks

     (1) Each Bank severally warrants to the Borrower that it is a Qualifying Bank. This warranty will be deemed to be repeated by each Bank on the due date for payment of any interest to the Bank under this Agreement, unless any Bank is unable to repeat it on that date. If at any time any Bank becomes aware that it is, or will become, unable so to repeat this warranty for whatever reason, it will promptly notify the Agent who will promptly notify the Borrower.

     (2) If, otherwise than as a result of the introduction of or any change in, or in the interpretation or application of, any law or regulation or any practice or concession of the Inland Revenue after the date of this Agreement, a Bank is not or ceases to be a Qualifying Bank, the Borrower shall not be liable to pay to or for the account of that Bank any increased sum under Clause 15.1 in excess of any sum which it would have been obliged to pay if that Bank had been a Qualifying Bank.


16   CHANGES IN CIRCUMSTANCES

16.1 Increased costs

     (1) If by reason of any change in or introduction of any law, regulation treaty or official directive or any change in its interpretation application or administration and/or compliance with any request from or agreement with or requirement of any central bank or other fiscal monetary or other authority (whether or not having the force of law) and made after the date of this
Agreement:

     (a) the Agent or any Bank incurs a cost as a result of its having entered into and/or performing any of its respective obligations under this Agreement; or

     (b) there is any increase in the cost to any Bank of funding or maintaining any Advance or its participation in any Advance; or

     (c) there is any reduction in any amount payable to any Bank hereunder or any Bank suffers any reduction in the rate of return on its overall capital as the result of a change in the manner in which its capital resources are allocated to its obligations under this Agreement; or

     (d) any Bank becomes liable to make any payment on or calculated by reference to any Advance or its participation in any Advance the Borrower shall from time to time on demand by the Agent or, as the case may be, such Bank delivered through the Agent promptly pay to the Agent for the account of the Agent or, as the case may be, such Bank amounts sufficient to indemnify it against, as the case may be, such cost increased cost reduction or liability.

     (2) Notwithstanding paragraph (1) above, the Borrower shall not be obliged to make any payment pursuant thereto to the extent that the relevant cost increased cost reduction or liability:

     (a) is compensated for by any payment calculated in accordance with the Reserve Costs Rate;

     (b) results from the Agent or relevant Bank having exceeded some limit or failed to comply with some obligation, if on the date on which the matters referred to in paragraph (1) took effect the Agent or relevant Bank did not (and was not committed to) exceed such limit or breach such obligation;

     (c) is incurred in consequence of the implementation of the matters set out in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled `International Convergence of Capital Measurement and Capital Standards' (including in particular but without limitation any directive of the Bank of England implementing the same in the United Kingdom).

     (3) The Agent or the relevant Bank shall promptly notify the Borrower of the circumstances giving rise to the Borrower's obligation to make any such payment, giving reasonable details of how such cost increased cost reduction or liability has been calculated and attributed to the Facility, which shall be conclusive in the absence of manifest error.

16.2 Illegality

If at any time it is or becomes unlawful, or contrary to any request from or requirement of any central bank or other fiscal monetary or other authority (whether or not having the force of law), for any Bank to make fund or allow to remain outstanding its participation in any Advance or part of the Loan, then such Bank shall promptly after becoming aware of the same deliver through the Agent to the Borrower a certificate to that effect and:

     (a) such Bank shall not thereafter be obliged to participate in any Advance and its Commitment shall be reduced to zero; and


     (b) if such Bank so requires, the Borrower shall not later than such date as the Bank shall through the Agent have specified (such date not being earlier than 3 Business Days prior to the latest permitted date) repay the participation of such Bank in each Advance together with accrued interest thereon and any other amounts then due to such Bank hereunder.

16.3 Market disruption

If in respect of any proposed Advance or forthcoming Interest Period:

     (a) the Agent cannot determine LIBOR or the Agent after consulting if practicable the Borrower otherwise determines that adequate and fair means do not exist for ascertaining the interest rate for any Interest Period; or

     (b) the Agent determines after consulting if practicable the Borrower that by reason of circumstances affecting the London Interbank Market generally it is impracticable for the Banks or any of them to fund or continue to fund the Loan or any Advance (or their respective participations) during any Interest Period, the Agent shall notify the Borrower accordingly. If such notification is given before the drawdown of the first Advance, no Advance shall be made available and, if such notification is given after the drawdown of the first Advance, the Borrower and the Agent shall negotiate in good faith with a view to arriving within a period of 30 days at an acceptable alternative arrangement (pending which any right of the Borrower to draw Advances shall be suspended), failing which the Borrower shall promptly prepay the Loan together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable) and all other sums payable by the Borrower under this Agreement and the Agent's and the Banks' obligations hereunder shall terminate. In such case the Borrower shall also reimburse to each Bank such amount as may be reasonably determined by such Bank to be necessary to compensate it for the increased cost (if any) of maintaining its participation in the Loan or any Advance during the period of negotiation referred to in this Clause until such prepayment. The commitment fee payable under Clause 9 shall not accrue in respect of any day on which any right of the Borrower to draw Advances is suspended pursuant to this Clause.


17   BORROWER ACCESSION AND AUTOMATIC RELEASE

17.1 Accession of Borrowers

If any of the Obligors (an "Acceding Obligor") wishes to assume the obligations and liabilities of and become a Borrower under this Agreement it may do so by delivering to the Agent a duly completed Accession Notice executed by the Acceding Obligor.

17.2 Effect of an Accession Notice

Upon delivery to the Agent of any Accession Notice pursuant to Clause 17.1:

     (a) the Acceding Obligor will forthwith be bound by and subject to all of the liabilities and obligations expressed in this Agreement to be those of the Borrower (whether arising or incurred before or after the delivery of the relevant Accession Notice) jointly and severally with any other Obligor who is a Borrower at such time; and

     (b) the Acceding Obligor shall be deemed to have drawn down any Advances drawn down at any time before the delivery of the relevant Accession Notice.

17.3 Release of Borrowers Liability

If any of the Obligor, being or having been a Borrower (a "Cancelling Borrower") wishes to cease to be a Borrower under this Agreement it may cease to have such capacity by delivering to the Agent a duly completed Cancellation Certificate executed by the Cancelling Borrower.

17.4 Effect of a Cancellation Certificate

Upon Delivery to the Agent of any Cancellation Certificate pursuant to Clause 17.3:

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

     (a) the Cancelling Borrower will stand released from all of the liabilities and obligations expressed in this Agreement to be those of the Borrower (whether arising or incurred before or after the delivery of the relevant Cancellation Notice);

     (b) the Borrower (other than the Cancelling Borrower) shall continue to be liable for all of the obligations on the part of the Borrower under this Agreement as if the Cancelling Borrower had never been a Borrower; and

     (c) the Cancelling Borrower will continue to be liable to the Agent and the Banks as, and subject to the obligations of a guarantor under Clause 18 of this Agreement;

     (d) the continuing obligations of the Cancelling Borrower under Clause 18 of this Agreement shall be secured by any security which it may have granted to the Agent prior to the delivery of the relevant Cancellation Certificate.


18   GUARANTEE

18.1 Guarantee and indemnity

In consideration of the Banks or any of them making available the Facility or advancing any money to the Borrower, which each Obligor confirms to be its request, each Obligor unconditionally and irrevocably:

     (a) guarantees to pay to the Agent and each Bank on demand, when the same shall be due and payable, all monies obligations and liabilities which are now, or at any time or times in the future shall become, due owing or incurred by all or any of the Obligors (whether as borrower, guarantor or otherwise) to the Agent or such Bank under or in connection with this Agreement and/or any Related Document;

     (b) as primary obligor, guarantees to the Agent and each Bank the due and punctual payment performance and discharge by each of the Obligors of each of and all its obligations (in whatever capacity) under this Agreement and each Related Document; and

     (c) undertakes to indemnify and keep indemnified the Agent and each Bank on demand against any losses costs and/or expenses at any time suffered or incurred by it by reason of or in connection with any provision of this Agreement and/or Related Document being or becoming invalid unenforceable or illegal.

18.2 Creditor protection

     (1) This guarantee and indemnity is and at all times shall be a continuing security, shall not be discharged or otherwise adversely affected by any settlement of accounts whether partial or otherwise and shall extend to cover the ultimate balance due to the Agent and each of the Banks under or in connection with this Agreement and each Related Document.

     (2) Each Obligor acknowledges and agrees that none of its obligations or liabilities under this guarantee and indemnity shall be reduce discharged or otherwise adversely affected by:

          (a) any release compromise dealing with exchange renewal variation modification or omission in taking up, perfecting or enforcing any security guarantee, right or remedy which the Agent or any Bank may now or in the future have from or against the Borrower or any Obligor or any other person in respect of any of its obligations or liabilities under or in connection with this Agreement or any Related Document;

          (b) any amendment or variation of or supplement to or novation or transfer of any rights benefits and/or obligations under this Agreement or any Related Document;

          (c) the granting of any time indulgence waiver or concession to the Borrower, any Obligor or any other person;

          (d) the insolvency, liquidation, administration, winding up, bankruptcy, incapacity, limitation, disability or discharge by operation of law, or any change in the constitution name or style, of the Borrower, any Obligor or any other person;

          (e) any compounding with discharge or variation (whether by increase or without limitation otherwise) of any liability of the Borrower, any Obligor or any other person to the Agent or any Bank or any concurrence in or acceptance or variation of any compromise arrangement repudiation or settlement with the Borrower, any Obligor or any other person;

          (f) any invalidity illegality unenforceability irregularity or frustration of any actual or purported obligation of the Borrower, any Obligor or any other person;

          (g) any claim or enforcement of payment from the Borrower, any Obligor or any other person; and/or

          (h) any act or omission which would not have reduced discharge of or affected any obligation or liability of such Obligor had it been a principal debtor instead of a surety or anything done or omitted by any person which but for this provision might operate to exonerate or discharge such Obligor or reduce or extinguish its liability under this guarantee and indemnity.

18.3 Primary obligation

     (1) The obligations and liabilities expressed to be undertaken by each Obligor under this guarantee and indemnity are those of primary obligor and not merely as a surety.

     (2) Neither the Agent nor any of the Banks shall be obliged, before taking any steps to enforce any of its respective rights and remedies under this guarantee and indemnity, to make demand enforce or seek to enforce any claim right or remedy against, or to take any action commence and proceedings or make or file any claim or enforce any security against, the Borrower, any Obligor or any other person.

18.4 No Security

     (1) Each Obligor represents and warrants that it has not taken, exercised or received, and agrees not to take exercise or receive, the benefit of any security or other right or benefit (whether by set-off counterclaim subrogation indemnity proof in liquidation or otherwise) from or against the Borrower or any Obligor in respect of any actual or contingent liability of or payment by such Obligor under, or otherwise in connection with, this guarantee and indemnity.

     (2) If any security right or benefit is taken exercised or received by any Obligor, such Obligor declares that such security right or benefit and all monies at any time received or held in respect thereof shall be held by such Obligor on trust for the Agent for itself and each of the Banks and shall be paid to the Agent forthwith on demand.

18.5 General guarantee provisions

     (1) The guarantee obligations and liabilities of the Obligors (for as long as there is more than one such Obligor) under this Agreement are joint and several obligations and liabilities.

     (2) This guarantee and indemnity shall be in addition to and shall not affect or be affected by or merge with any other security right remedy or judgment obtained or held by or available to the Agent or any of the Banks from time to time.

     (3) The Agent and each of the Banks may place to the credit of a suspense account any monies received under or in connection with this guarantee and indemnity in order to preserve its rights to prove for the full amount of all its claims against the Borrower, any Obligor or any other person. The Agent and each of the Banks may at any time apply any of such monies in or towards satisfaction of such of the monies obligations and liabilities the subject of this guarantee and indemnity as in its absolute discretion it may conclusively determine.

     (4) None of the Obligors shall be entitled, and each waives any right it may have, to direct the application by the Agent or any of the Banks of any sums received by it from such Obligor under or in connection with this guarantee and indemnity.

     (5) If this guarantee and indemnity ceases to be continuing for any reason, the Agent and each of the Banks may open a new account or accounts with the Borrower and, if the Agent or any Bank does not do so, it shall nevertheless be treated as if it had done so at the time that this guarantee and indemnity ceases to be continuing.

     (6) Any release discharge or settlement between any Obligor and the Agent or any of the Banks in respect of this guarantee and indemnity or any security therefor shall be conditional upon no security disposition or payment to the Agent or such Bank by such Obligor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy liquidation administration or insolvency or for any other reason. In such event the Agent and each of the Banks shall be entitled subsequently to enforce this guarantee and indemnity as if such release discharge or settlement had not occurred.

     (7) Any demand notification or certificate given by the Agent or any of the Banks specifying amounts due and payable under or in connection with any provision of this guarantee and indemnity shall, in the absence of manifest error, be conclusive and binding on each of the Obligors.


19   THE AGENT AND THE BANKS

19.1 Appointment of the Agent

     (1) Each Bank (other than the Agent, if it is also a Bank) irrevocably appoints the Agent to act as its agent for the purpose of this Agreement and irrevocably authorises the Agent on its behalf to exercise the rights powers and discretions that are specifically delegated to it under or in connection with this Agreement and any other incidental rights powers and discretions. The Agent may act through its directors officers employees attorneys and agents.

     (2) The relationship between the Agent and the Banks is that of agent and principal only. The Agent shall not be trustee or fiduciary for any other person and need not hold in trust any moneys paid to it for any other party.

19.2 Instructions of Majority Banks

     (1) The Agent shall (subject as otherwise provided in this Agreement) act or refrain from acting in accordance with any instructions of the Majority Banks in connection with any matter, whether or not expressly provided for in this Agreement, and shall be fully protected if it so acts or refrains from acting in accordance with any such instructions.

However, the Agent shall not be obliged to seek instructions as to the exercise of any right power or discretion or as to any such matter and, in the absence of instructions, the Agent may act as it sees fit. Any instructions given by the Majority Banks shall be binding on all the Banks.

     (2) Before it commences any proceedings or takes any action under or in respect of this Agreement, the Agent may require an indemnity and/or security satisfactory to it, whether by way of payment in advance or otherwise, against all liabilities losses costs and expenses which it would or may incur in doing so.

19.3 Responsibility of the Agent

     (1) The Agent shall have only those duties obligations and responsibilities which are expressly specified in this Agreement.

     (2)  The Agent shall not be responsible to any other party for:

          (a) the execution, authenticity, validity, enforceability or adequacy of this Agreement or any other document;

          (b) the sufficiency or accuracy of any representations warranties or statements made in or in connection with this Agreement or any other document;

          (c) whether or not amounts payable under this Agreement are actually paid (when due or without limitation otherwise); or

          (d) any other failure of any other person to perform its respective obligations under this Agreement or any other document.

     (3)  The Agent may:

          (a) rely on any original or copy or facsimile print of any notice document or signature believed by it to be authentic;

          (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge; and

          (c) select, engage, pay for and (whether or not engaged by it) rely on lawyers accountants surveyors or other professional advisers and shall not be liable to any other party to this Agreement for any consequences of such reliance.

19.4 Assessment of the Borrower

Without affecting the responsibility of the Borrower for information supplied by it and any representation warranty or statement made by it in connection with this Agreement, each Bank confirms that it has made and will in future continue to make its own independent investigation assessment and appraisal of the business, financial condition, creditworthiness, status and affairs of the Borrower and any other member of the Group in connection with the participation of such Bank in the Facility and has not relied and will not rely on the Agent therefor.

19.5 Default

The Agent shall not at any time be obliged to monitor or enquire as to whether or not an Event of Default or a Potential Default has occurred or is continuing. The Agent shall not at any time be deemed to have knowledge of the occurrence of an Event of Default or a Potential Default unless it has received written notice from a party referring to this Agreement, describing the relevant event or circumstances and stating that the event is an Event of Default or a Potential Default (as the case may be). If the Agent receives such a notice, it shall promptly notify the Banks.

19.6 Information

The Agent shall promptly forward any document or copy of any document which it receives from a party for another party and shall not be obliged to review or check the same. The Agent shall otherwise not be obliged now or in the future to provide any Bank with any information concerning the business, financial condition, creditworthiness, status or affairs of the Borrower or any other member of the Group or, unless requested to do so by a Bank in accordance with this Agreement, to request any certificate or other document from the Borrower or any other person.

19.7 The position of the Agent

The Agent may:

     (a) carry on any banking or other business with the Borrower and/or any other member of the Group;

     (b) act as agent or trustee for or in relation to any financing involving the Borrower and/or any other member of the Group;

     (c) retain for its own account any fees profits or other remuneration payable to it as Agent under this Agreement or in relation to any of the above matters;

     (d) if it is also a Bank, exercise all its rights and powers in such capacity under this Agreement as if it were not also the Agent.

19.8 Liability

Neither the Agent nor any director, officer, employee, attorney or agent of the Agent shall be liable to any other person for any action taken or not taken by it or them under or in connection with this Agreement, unless caused by its or their gross negligence or wilful misconduct.

19.9 Indemnities

     (1) Each Bank shall forthwith on demand indemnify the Agent for its proportion (rateably according to the Banks' respective participation in Advances or, if none, their respective Commitments or, if all Commitments have been cancelled, their most recent respective Commitments, each at the date of demand) of any liability, loss, cost or expense incurred by or imposed on or claimed from the Agent in any way relating to or arising out of its acting as the Agent except to the extent that the liability loss or expense arises from the Agent's gross negligence or wilful misconduct or is part of its normal administrative costs and expenses.

     (2) The Borrower shall forthwith on demand reimburse each Bank (including the Agent, in its capacity as a Bank) for any payment made by it under paragraph (1) above. The liability of the Borrower shall not be limited or affected by paragraph (1) above.

19.10 Compliance

The Agent shall not be obliged to do anything which would or might, in its opinion, be contrary to any law regulation or official directive or request of any jurisdiction or render it liable to any person and may do anything which, in its opinion, is necessary or desirable to comply with any such law regulation directive or request. Without limitation, the Agent need not disclose any information relating to the Borrower or any other member of the Group if disclosure would or might, in the opinion of the Agent, be contrary to any duty of secrecy or confidentiality or otherwise render it liable to any person.

19.11 Changes of Agent

     (1) The Agent may resign (without stating any reason) by giving notice to the Banks and the Borrower in which case the Agent may forthwith appoint as successor Agent any affiliate of the Agent. Failing such appointment, the Majority Banks may appoint a successor Agent.

     (2) If the appointment of a successor Agent is to be made by the Majority Banks but they have not, within 30 days after the Agent's notice of resignation, appointed a successor Agent which accepts the appointment, the Agent may appoint a successor Agent.

     (3) Any successor Agent appointed under any provision in this Clause shall only be appointed after consultation with the Borrower and provided that it is a reputable and experienced bank or financial institution with offices in London.

     (4) The resignation of the Agent and the appointment of any successor Agent will both become effective when and only when the successor Agent notifies all the parties that it accepts the appointment, upon which:

          (a) the successor Agent shall succeed to and be vested with all the rights powers and duties of the retiring Agent as if a party to this Agreement in the capacity of the Agent;

          (b) the retiring Agent shall continue to have the benefit and protection of this clause 18 in respect of the period while it was the Agent; and

          (c) subject to paragraph (5) below, the retiring Agent shall have no further obligation as Agent under this Agreement.

     (5) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as the Agent under this Agreement.

     (6) In this Clause 19.11, an `affiliate' of a person means any subsidiary or holding company of such person or any subsidiary of any such holding company (in each case within the meaning given to such expressions by section 736 of the Companies Act 1985).


20   TRANSFERS OF PARTICIPATIONS

20.1 Novation by Transfer Certificate

If any Bank (the `Existing Bank') wishes to novate or transfer all or any part of its rights benefits and/or obligations under this Agreement to another bank or financial institution approved by the Agent, which approval will not be unreasonably withheld or delayed (the `New Bank') then the Existing Bank may after consultation with the Agent and the Borrower and, through the Agent, the Borrower effect a substitution in respect thereof involving the New Bank by the delivery to the Agent and acceptance by it of a duly completed Transfer Certificate executed by the Existing Bank and the New Bank.

20.2 Effect of Transfer Certificate

Upon delivery to the Agent of any Transfer Certificate pursuant to Clause 20.1 and acceptance thereof by the Agent (which delivery and acceptance shall be evidenced exclusively and conclusively by the Agent's countersignature on such Transfer Certificate pursuant to Clause 20.4, without which such Transfer Certificate shall be ineffective):

     (a) save as provided in Clause 20.3, the respective rights of the Existing Bank and the Borrower against each other under this Agreement with respect to all or the relevant part of the Existing Bank's Commitment and/or participation in Advances (all as specified in the schedule to such Transfer Certificate) shall be terminated and each shall be released from all further obligations to the other(s) under this Agreement with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Clause as `Discharged Rights and Obligations');

     (b) the Borrower and the New Bank shall each acquire rights against each other and assume obligations towards each other which (except as regards the identity of the parties thereto) are identical to the Discharged Rights and Obligations; and

     (c) the Agent, the New Bank and the other Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such New Bank been an original party to this Agreement as a Bank with the Discharged Rights and Obligations acquired or assumed by it in consequence of such Transfer Certificate.

20.3 Obligations prior to Transfer Certificate

Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Clause 20 of, any rights or obligations arising pursuant to Clause 15 or 16 in respect of the period, or in respect of payments made under this Agreement during the period, prior to the effective date of the relevant Transfer Certificate.

20.4 Signing of Transfer Certificate

Each of the Borrower and the Banks hereby appoints the Agent to receive and countersign each Transfer Certificate as agent on its behalf as required by this Clause and, to the extent relevant, the provisions of Clause 19 shall apply mutatis mutandis with respect to such appointment. The Agent shall be entitled (but not obliged) to decline to accept and/or countersign any proposed Transfer Certificate which is not in the form set out in Schedule 4.

20.5 Administration Fee

On or before the effective date of any Transfer Certificate, the New Bank which is party to it shall pay to the Agent an administration fee of BP1,000.

20.6 Partial transfers

A partial novation or transfer by a Bank shall only be permitted in respect of either BP1,000,000 (or an integral multiple of such sum) or the balance of such Bank's Commitment and participation in the Loan.

20.7 Protection of Agent

The Agent shall be entitled to rely on any Transfer Certificate delivered to it pursuant to this Clause which appears on its face to be complete and regular and appears to be signed on behalf of the Existing Bank and the New Bank named as party to it. The Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with and countersigning any such Transfer Certificate.

20.8 Notification

The Agent shall notify the Borrower promptly of the receipt and execution on its behalf by the Agent of any Transfer Certificate and shall deliver a copy of it to the Borrower.

20.9 No liability of Existing Bank

Nothing in this Agreement or any Transfer Certificate shall oblige an Existing Bank to:

     (a) accept a retransfer from a New Bank of any of the rights, benefits and/or obligations transferred or novated under this Clause and/or a Transfer Certificate; or

     (b) be liable for or contribute to any losses incurred by the New Bank by reason of the non-performance by any of the Obligors of its respective obligations under this Agreement or otherwise.

20.10 Information

A Bank may disclose on a confidential basis to any actual or potential New Bank or other assignee or transferee of any rights, benefits or obligations under this Agreement such information about the Borrower and any Subsidiary of the Borrower (and so that the Borrower shall procure any further requisite consent from each Subsidiary) and their respective business and financial condition as such Bank shall consider appropriate.

21   GENERAL

21.1 Set-off

     (1) Each Bank may provided it believes, acting reasonably, that any of the Events of Default in Clause 13.1(f), (g), (h) or (i) is likely to occur or if an Event of Default has occurred, without prior notice to the Borrower apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of such Bank for the account of the Borrower in or towards satisfaction of any sum then due and payable from the Borrower under this Agreement and it shall notify the Borrower thereafter.

     (2) For the purposes of exercising any rights under this Clause, or any rights under the general law, the relevant Bank may convert or translate all or any part of such a credit balance into another currency applying a rate which in its opinion fairly reflects prevailing rates of exchange.

     (3) No Bank is obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

     (4) In this clause `rights under the general law' means any right of set-off, combination or consolidation of accounts, lien or similar right which any Bank has under any applicable law.

21.2 Assignment and Facility Offices

     (1) This Agreement shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors and assigns (and any person to whom any Bank shall transfer or novate any rights and/or obligations under this Agreement).

     (2) The Borrower may not assign or transfer any of its respective rights benefits or obligations under this Agreement.

     (3) No Bank may assign all or any part of its rights or benefits or transfer all or any part of its obligations under this Agreement except in accordance with Clause 18. However, nothing in this Agreement restricts the ability of a Bank to sub-contract or sub-participate an obligation if that Bank remains liable under this Agreement for that obligation.

     (4) Each Bank may at any time and from time to time change its facility office (being the office out of which it will make available and maintain its Commitment and/or participation in any Advance or any part thereof) but such Bank shall forthwith give the Agent notice thereof (and until the Agent receives such notification it shall be entitled to assume that such Bank is acting through the facility office of which it last had notice).

21.3 Redistribution of payments, netting and set-off

     (1) If during any period while any sum is due and payable by a Borrower hereunder but remains unpaid the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of any amount (a "Relevant Amount") payable hereunder by such Borrower for the account of such Recovering Bank is greater (the amount of such excess being called an "Excess Amount") than the proportion which any other Bank has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of any other amount payable hereunder by such Borrower for the account of such other Bank, then:

          (a) such Recovering Bank shall promptly pay to the Agent an amount equal to such Excess Amount; and

          (b) such Borrower shall forthwith be obliged to reimburse to such Recovering Bank an amount equal to the amount paid out by it pursuant to paragraph (a) above and the amount to be so paid out by way of reimbursement shall be treated, for the purposes hereof, as if it were an unpaid part of such Recovering Bank's portion of such Relevant Amount; and

          (c) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (a) above as if such amount had been received by it from such Borrower in respect of such relevant amount and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto

Provided that notwithstanding anything contained herein a Bank which shall have commenced an action or proceeding in any court to recover sums owing to it pursuant to this Agreement and as a result thereof, or in connection therewith, shall have received an Excess Amount shall not be required to share any portion of such Excess Amount with a Bank which has been notified in advance of such action and has had an opportunity to, but does not, join such action or proceeding or commence and diligently pursue a separate action or proceeding to enforce its rights in the same or another court.

     (2) Without prejudice to the provisions of sub-clause (1) of this Clause 21.3, if the Agent shall receive from a Borrower or otherwise funds which are insufficient to satisfy in full the obligations of such Borrower under this Agreement then due to be discharged, the Agent shall allocate the funds so received in or towards discharging the amounts then so due from such Borrower under this Agreement pro rata to the amounts of such obligations and each party hereto irrevocably authorises and directs the Agent so to act.

     (3) The relevant Borrower shall not be entitled to make any designation of the application of funds in the circumstances referred to in sub-clause (2) above.

     (4) Each Borrower authorises each Bank to apply any credit balance to which the Borrower is entitled on any account with such Bank in or towards satisfaction of any sum due and payable by such Borrower to such Bank under this Agreement or any Related Document but unpaid and outstanding and any such Bank shall notify the Borrower of any such application. For that purpose each Bank is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application. In effecting such currency transaction, the applicable rate of exchange shall be that Bank's spot rate of exchange at 11.00am on the day such transaction was effected. No Bank shall be obliged to exercise any right given to it by this sub-clause (4).

21.4 Notices

     (1) Every notice or other communication under this Agreement shall be in writing and may be delivered personally or by letter, telex or facsimile transmission (forthwith confirmed by letter) despatched as follows:

          (a) if to the Agent, at its address specified at the head of this Agreement or to the following numbers:

               Facsimile 0171 962 2860 and 215 973 5387

               for the attention, respectively, of Loan Administration and Andrea Cohen

          (b) if to a Bank, at its address or, if any, its facsimile number (and for the attention of the contact, if any) specified in
               Schedule 1 (or if applicable a Transfer Certificate);

          (c) if to the Borrower, at its address specified at the head of this Agreement or its registered or principal office for the time being or to the following numbers:

                  Facsimile

                  for the attention of

          or (in any case) to such other address and/or telex number and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other parties for such purpose.

     (2) Every notice or other communication shall, subject as otherwise provided in this Agreement, be deemed to have been received (if sent by post) 24 hours after despatch and (if delivered personally or despatched by telex subject to receiving the correct telex answerback or by facsimile transmission) at the time of delivery or despatch if during normal business hours in the place of intended receipt on a working day in that place and otherwise at the opening of business in that place on the next succeeding such working day, provided that any notice or communication to be made or delivered to the Agent shall be effective only on actual receipt by the Agent.

21.5 Waivers amendments and consents

     (1) No delay or omission on the part of the Agent or any Bank in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Agent or any Bank of any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

     (2) The Agent may grant waivers and consents, vary (in agreement with the Borrower) the terms of this Agreement and do or omit to do all such acts and things in connection with this Agreement as may be authorised in writing by the Majority Banks. Any such waiver consent variation act or omission so authorised and effected by the Agent shall be binding on all the Banks and the Agent shall be under no liability whatsoever in respect of any such waiver consent variation act or omission so authorised. However, except with the prior written agreement of all the Banks, nothing in this Clause 20.5(2) shall authorise:

          (a) any variation of any provision hereof which provides for any matter to be agreed or consented to or approved by all the Banks;

          (b) (save as expressly provided in this Agreement) any change in any rate at which interest or any fee is payable under this Agreement;

          (c) any extension of the date for, or alteration in the amount or currency of, any payment of principal interest fees or other amounts payable by the Borrower to the Agent or any Bank under this Agreement;

          (d)  any extension of the duration of the Facility;

          (e) any amendment to the definition of `Majority Banks' (in Clause 1.1) or Clause 15 or this Clause 20.5(2).

21.6 Severance

If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

21.7 Counterparts

This Agreement may be executed in any number of counterparts in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

21.8 Language

All notices or communications under or in connection with this Agreement (including without limitation documents to be delivered pursuant to Clause 4.1) shall be in English or, if in any other language, accompanied by a translation into English certified as the Agent may require. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

21.9 Law and Jurisdiction

     (1) This Agreement shall be governed by and construed in accordance with English law.

     (2) Each of the parties irrevocably agrees for the exclusive benefit of the Agent and each Bank that the courts of England shall have jurisdiction to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

     (3) Nothing contained in this Clause shall limit the right of any other party to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

     (4) Each party irrevocably waives any objection which it may have now or in the future to the courts of England being nominated for the purpose of paragraph
(2) above and agrees not to claim that any such court is not a convenient or appropriate forum.

     (5) The Obligors (other than the Final Borrower) hereby authorises and appoints the Final Borrower (or such other person being a firm of solicitors or authorised institution in England as it may substitute by notice to the Agent and, through the Agent, to each of the Banks) to accept service of all legal process arising out of or connected with this Agreement. Service on such person(s) (or substitute) shall be deemed to be service on the Borrower whether or not process is forwarded to or received by it. Except upon such a substitution, the Borrower undertakes not to revoke any such authority or appointment, at all times to maintain an agent for service of process in England and, if any such agent ceases for any reason to be an agent for this purpose, forthwith to appoint another agent and advise the Agent accordingly.

AS WITNESS whereof this Agreement has been duly executed the day and year first above written.

                                   SCHEDULE 1

                   Banks and Commitments - Revolving Facility

                                                                      Commitment

CoreStates Bank, N.A.                                                BP3,300,000


                      Banks and Commitments - Term Facility

                                                                      Commitment

CoreStates Bank, N.A.                                                BP8,400,000

                                   SCHEDULE 2

                                 Drawdown Notice

To: [Agent's name and address]

For the attention of: [________]

Date: [________] 19[__]

Dear Sirs,

                   Facility Agreement dated [________] 19[__]

We wish to draw an Advance [of the Revolving Facility/Term Facility] under the above Facility Agreement as follows:

         (a)  Drawdown Date: [________] 19[__]

         (b)  Currency: [________]

         (c)  Amount in such currency [________]

         (d)  [First] Interest Period relating to the Advance: [________] months

         (e)  Bank account to which proceeds are to be paid: [________]

We confirm that:

         (a) the matters represented by us and set out in Clause 11 of the Facility Agreement are true and accurate on the date of this notice as if made on such date; and

         (b) no Event of Default or Potential Default, each as defined in the Facility Agreement, has occurred and is continuing or would result from the drawing of the proposed Advance.

Yours faithfully,

For and on behalf of
[Name of Borrower]

Authorised Signatory

                                   SCHEDULE 3

                               Reserve Costs Rate

         (1) The Reserve Costs Rate means the rate per annum determined by the Agent (rounded upwards, if not an integral multiple of 1/16 of 1 per cent to the nearest integral multiple of 1/16 of 1 per cent if necessary, to four decimal places) of the percentage rate per annum and calculated by it at or about 11 am on the first day of the relevant Interest Period, by reference to circumstances existing at the time of calculation, in accordance with the following formula:

Reserve Costs Rate = (AB+C(B-D)+E(B-F))/(100-(A+E)) % per annum where, on the date of calculation:

A is the average of the percentage of eligible liabilities which the Bank of England then requires of the Agent to maintain on non-interest bearing account with the Bank of England;

B is the average of the percentage rates per annum at which the Agent is offered 3- month Sterling deposits of the relevant amount by leading banks in the London Interbank Market for the relevant period at or about 11 am on the date of calculation;

C is the average percentage of eligible liabilities which the Bank of England requires the Agent to maintain as secured deposits with certain financial institutions recognised for this purpose by the Bank of England;

D is the lower of `B' and the percentage rate per annum at which the Agent is able to place 3-month Sterling deposits in the relevant amount with certain financial institutions recognised for this purpose by the Bank of England at or about 11 am on the date of calculation;

E is the percentage of eligible liabilities which banks are then required to place as special deposits with the Bank of England;

F is the percentage rate per annum at which interest is then paid by the Bank of England on special deposits;

and so that, for the purpose of this formula:

         (a)  `relevant amount' means the amount of the relevant Advance; and

         (b) each of the percentages so determined shall be expressed as a number and not as a percentage.

         (2) If the Agent determines that, by reason of the introduction of or any change in any present or future reserve asset ratio cash ratio secured deposit special deposit liquidity and/or other requirement imposed or requested from time to time by the Bank of England or any other agency of the United Kingdom or any change in the interpretation or application of any such requirement by the Bank of England or other such agency, the above formula is or has become inappropriate, the Agent may at any time (after consultation with and by notice to the Banks and the Borrower) modify the manner in which the Reserve Costs Rate will be calculated and specify the date from which such modification will apply. Any such modification and date will, in the absence of manifest error, be binding on all the parties to this Agreement.

                                   SCHEDULE 4

                              Transfer Certificate

To:      [Agent]

(on its own behalf and as agent for each of the Banks and the Borrower as defined in the Facility Agreement referred to below).

                              TRANSFER CERTIFICATE

This Transfer Certificate relates to the agreement (the `Facility Agreement') dated [________] 19[__] made between (1) [The Banks], and (2) [the Borrower] and
(3) [the Agent] whereby the Banks agreed to make a facility available to the Borrower. Terms defined in the Facility Agreement shall have the same respective meanings in this Transfer Certificate.

         (1) [Existing Bank] (the `Existing Bank') (a) confirms to [New Bank] (the `New Bank') that the details set out in the Schedule hereto under the headings `Existing Bank's Commitment' and `Relevant Participation' accurately summarise its Commitment and the term and amount of its participation in one or more existing Advances and (b) requests the New Bank to accept and procure the novation to the New Bank in accordance with Clause 19 of the Facility Agreement of the portion(s) (if any) specified in the Schedule hereto so as to be novated of its Commitment and of its participation in any such Advances to the extent specified.

         (2) The New Bank hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purpose of Clause 19 of the Facility Agreement so as to take effect on [date of novation] [subject only to the Agent having previously received tested telex confirmation from [Existing Bank's correspondent] that the sum of [________] has been credited to the Existing Bank's account No [________] with [Existing Bank's correspondent] for value [date of novation]].

         (3) The New Bank confirms that:

         (a) it has received a copy of the Facility Agreement together with such other documents and information as it has required in connection with this transaction;

         (b) upon this Transfer Certificate coming into effect in accordance with the Facility Agreement, it will be bound by the terms and conditions of the Facility Agreement.

         (4) This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

         (5) The facility office of the New Bank shall be [insert details of facility office].

         (6) For the purposes of Schedule 1 to the Facility Agreement, the New Bank's address, telex number, telex answerback, facsimile number and contact are as follows:

Address: [________]

Telex: [________]          Answerback: [________]

Facsimile: [________]

Contact: [________]

Payment instructions:

Existing Bank's Commitment                  Portion to be novated

Relevant Participation              Portion to be novated

SIGNED by [________]

For and on behalf of [________]
[EXISTING BANK]

SIGNED by [________]

For and on behalf of [________]
[NEW BANK]

SIGNED BY [________]

For and on behalf of [________]
[AGENT] as agent
for and on behalf of itself and
the other parties to the
Facility Agreement

                                   SCHEDULE 5

                              Conditions Precedent

In this Schedule, `certified' means certified by a Director or another duly authorised officer of the Borrower or other relevant company as being a true complete and up-to-date copy as at a date no earlier than the date of this Agreement.

         (1) A certified copy of the Memorandum and Articles of Association statutes or other constitutional documents of each Obligor.

         (2) A certified copy of a resolution of the Board of Directors or Delaware or Pennsylvania equivalent (as applicable) of each Obligor approving this Agreement and any Related Document required to be delivered under this Agreement to which it is expressed to be a party, authorising the person(s) executing the same to do so and authorising a person or persons to sign Drawdown Notices and all notices or other communications to be given or made by or on behalf of such Obligor under this Agreement or any such Related Document.

         (3) A specimen signature, authenticated to the satisfaction of the Agent, of each person authorised to sign by the resolutions referred to in paragraphs (2) and (4) above.

         (4) A written legal opinion of the Pennsylvania legal advisers to the Agent and the Banks.

         (5) Each fee payable pursuant to Clause 9 to the extent due and payable.

         (6) All security documents listed in Part 1 of Schedule 9.

         (7) Confirmation from Barclays Bank plc of all sums required to discharge all banking or financial facilities and accommodation available to or drawn by the Borrower and that all security and/or guarantees and/or indemnities in respect thereof will be released forthwith on payment or repayment thereof and, if required by the Agent, a form of release discharge or vacating receipt of each of the above, which has been agreed by the said Barclays Bank plc.

         (8)  (i)   Agreement for the sale and purchase of the shares of Unipack
                    Limited dated 29 February 1996 between P. Speirs and others and PCI Services, Inc.;

              (ii) Option Agreement dated 19 February 1996 between L. Gillam and PCI Services, Inc.;

              (iii) Option Agreement dated 23 February 1996 between Robert
                    Fleming Investment Trust Limited and others and PCI Services, Inc.;

              (iv) Release and Waiver Agreement re. Placing Agreement dated 23 February 1996 between Robert Fleming Investment Trust Limited and others and PCI Services, Inc.;

              (v) Tax Deed dated 29 February 1996 between P. Speirs and Others and PCI Services, Inc.

         (9) Confirmation that all steps required for completion of the acquisition in accordance with the terms of the documents listed in (8) above (except in so far as the Facility may be required for such purpose) have been taken.

         (10) Confirmation of the insurance cover of the Final Borrower and its subsidiaries.

         (11) Key man insurance.

         (12) A Companies Registry and Winding-up search against each of the Group Companies in a form satisfactory to the Agent.

         (13) The Counter Indemnity, duly executed by the Initial Borrower.

         (14) The Disclosure Letter.

                                   SCHEDULE 6

                                     Margin

The Margin shall be 2.5% per annum in relation to the Revolving Facility and 2.675% per annum in relation to the Term Facility provided that if the Fixed Charge Coverage Ratio (as defined and applied below) exceeds 1.2:1 according to its latest measurement prior to the relevant Interest Payment Date, the Margin shall reduce, respectively to 2.25% per annum and 2.5% per annum and if such Fixed Charge Coverage Ratio according to such measurement exceeds 1.4:1, the Margin shall reduce, respectively, to 1.75% per annum and 2.0% per annum.

In this Schedule 6 the Fixed Charge Coverage Ratio shall have the same meaning as defined in Schedule 8 and measured in the same manner but shall relate to the consolidated financial position of the Group Companies.

                                   SCHEDULE 7

                            Cancellation Certificate

TO:  [Agent]

(On its own behalf and as agent for each of the Banks and the Borrower as defined in the Facility Agreement referred to below).

                            CANCELLATION CERTIFICATE

This Cancellation Certificate relates to the agreement (the "Facility Agreement") dated [ ] 1996 made between (1) [The Banks], (2) [the Obligors] and
(3) [the Agent] whereby the Banks agreed to make facilities available to the Borrower. Terms defined in the Facility Agreement shall have the same respective meanings in this Cancellation Certificate.

(1) [Cancelling Borrower] (the "Cancelling Borrower") confirms to the Agent and to the Banks its desire to be released from its obligations as a Borrower under the Facility Agreement and its willingness to continue to undertake the guarantee obligations and liabilities under Clause 18 of the Facility Agreement.

(2) The Cancelling Borrower accordingly issues this Cancellation Certificate in accordance with and subject to Clause 17 of the Facility Agreement and confirms that it will following the delivery to the Agent of this Cancellation Certificate, continue to have all of the guarantee obligations and liabilities of an Obligor under Clause 18 of the Facility Agreement.


SIGNED BY [                  ]
for and on behalf of [                 ]
[CANCELLING BORROWER]




Dated  [                               ]

                                   SCHEDULE 8

                               Financial Covenants

1 The Covenantor undertakes with the Agent and each of the Banks that at all times the consolidated financial position of the Group (to be measured at the end of each quarter of each fiscal year) shall be such that:

1.1  there is a Fixed Charge Coverage Ratio of not less than:

     (a)   1.0:1 from the date of this Agreement to 30th September 1996;
     (b)   1.0:1 from 1st October 1996 to 30th September 1997;
     (c)   1.1:1 from 1st October 1997 to 30th September 1998;
     (c)   1.1:1 from 1st October 1998 to 30th September 1999; and
     (d)   1.1:1 from 1st October 1999 and at all times thereafter.

1.2  Net Working Capital is not less than:

     (a)   $10,000,000 from the date of this Agreement to 30th September 1996;
     (b)   $11,000,000 from 1st October 1996 to 30th September 1997;
     (c)   $12,000,000 from 1st October 1997 to 30th September 1998; and
     (d)   $13,000,000 from 1st October 1998 to 30th September 1999; and
     (e)   $14,000,000 from 1st October 1999 and at all times thereafter.

1.3  a Quick Ratio is maintained of not less than:

     (a)   0.65:1 from the date of this Agreement to 30th September 1996; and
     (b)   0.70:1 from 1st October 1996 and at all times thereafter.

1.4 the ratio of Consolidated Funded Debt to Tangible Net Worth does not exceed:

     (a)   1.75:1 from the date of this Agreement to 30th September 1996;
     (b)   1.5:1 from 1st October 1996 to 30th September 1997;
     (c)   1.25:1 from 1st October 1997 to 30th September 1998; and
     (d)   1.0:1 from 1st October 1998 and at all times thereafter.

1.5 Capital Expenditure does not exceed $10,000,000 for the fiscal year ending 30th September 1996; and $12,000,000 for each subsequent fiscal year.

1.6  Tangible Net Worth is not less than:
     (a) $37,000,000 from the date of this Agreement to 30th September 1996;
     (b) $43,000,000 from 1st October 1996 to 30th September 1997;
     (c) $50,000,000 from 1st October 1997 to 30th September 1998;
     (d) $60,000,000 from 1st October 1998 to 30th September 1999; and
     (e) for each fiscal year ending after 30th September 1999 the amount equal to $65,000,000 plus 50% of the net income of the Group plus 75% the new equity offerings of the Covenantor in each such fiscal year.

2 For the purposes of this Schedule, the following terms shall have the following meanings:

     "Capital Expenditures" means the aggregate amount of capital expenditures of the Group required to be capitalised on the balance sheet of the Group in accordance with US GAAP (excluding expenditures for land, buildings and improvements thereto).

     "Capital Lease" shall mean any lease of property which, in accordance with US GAAP, should be capitalised on the lessee's balance sheet.

     "Capital Lease Obligations" shall mean the amount of the liability which, according to US GAAP, should be capitalised or disclosed with respect to a Capital Lease.

     "Consolidated Funded Debt" means, in relation to the Group all (i) Indebtedness, excluding Subordinated Debt; (ii) Capitalised Lease Obligations; (iii) all guarantees, direct or indirect, except (a) those that guarantee obligations that would already be included in this definition and (b) guarantees of obligations in connection with issued and outstanding standby letters of credit except those obligations that would already be included in this definition; and (v) obligations arising under Operating Leases; (iv) contingent obligations in connection with bankers' acceptances. "Current Assets" means, at any time, all assets which, in accordance with US GAAP, should be classified as current assets of the Group.

     "Current Liabilities" means, at any time all liabilities which, in accordance with US GAAP should be classified as current liabilities of the Consolidated Group.

     "Fixed Charge Coverage Ratio" means the quotient obtained by dividing Cash Flow by the sum of Total Interest Expense, Current Maturities of Long Term Debt, Unfunded Capital Expenditures, Buy-back of Shares and Total Taxes, such ratio to be measured at the end of each fiscal quarter under review, computed on a rolling four quarters' basis in accordance with US GAAP. For purposes of determining the Fixed Charge Coverage Ratio, the following terms shall have the following meanings:

     (a) "Cash Flow" shall mean the aggregate sum of the net income (excluding extraordinary gains or losses) of the Group plus interest, taxes, depreciation and amortization, less dividends, all the foregoing measured for the previous four quarters;

     (b) "Current Maturities of Long Term Debt" shall mean the aggregate sum of all principal payments due on Indebtedness of the Group during the next twelve months calculated in accordance with US GAAP, except for any advances under the Equipment Facility that have not been converted to Equipment Term Loans;

     (c) "Total Taxes" shall mean the aggregate amount of all income taxes paid by the Group for the previous four quarters; and

     (d) "Total Interest Expense" shall mean the aggregate amount of all interest expense on Indebtedness of the Group for the previous four quarters.

     (e)   "Unfunded Capital Expenditures" shall mean the Capital
           Expenditures of the Group not funded with Indebtedness for borrowed money.

     (f) "Buy-back of Shares" shall mean the amounts of shares purchased by the Covenantor pursuant to Section 7.10 of the US Loan Agreement.

      "Net Working Capital" shall mean, at any time, the amount by which Current Assets exceed Current Liabilities, less any amount due from any Affiliate to the extent that such amount is included in Current Assets.

      "Quick Assets" shall mean with respect to the Group the aggregate sum of their (i) cash on hand or on deposit in banks, (ii) readily marketable securities issued by the United States of America (iii) readily marketable commercial paper rated A-3 or better by Standard & Poor's Corporation (or a similar rating by any similar organisation which rates commercial paper), (iv) certificates of deposit issued by commercial banks of recognised standing operating in the United States of America, and (v) Accounts.

      "Quick Ratio" shall mean, at any time, the ratio of Quick Assets to Current Liabilities.

      "Stockholders Equity" shall mean, at any time the aggregate stockholders' equity of the Consolidated Group as determined in accordance with US GAAP.

      "Subordinated Debt" shall mean all Indebtedness of the Group subordinated to the Obligations in a manner satisfactory to the Majority Banks in their sole discretion.

      "Tangible Net Worth" shall mean, at any time, Stockholders' Equity, less all intangible assets of the Group, including, without limitation, organisation costs, securities issuance costs, unamortized debt discount and expense, goodwill and negative goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock.

      "US GAAP" means the generally accepted accounting principles and bases generally adopted and accepted in connection with the preparation of audited accounts for the Covenantor.

      "US Loan Agreement" means the Loan and Agency Agreement dated as of 28 February 1996 entered into among PCI Services, Inc., and certain of its Subsidiaries, the Banks and Meridian Bank.

      Where any capitalised term appears in this Schedule which is not defined in this Schedule or the body of this Agreement it shall have the meaning attributed to it in the US Loan Agreement. In the event of any inconsistency between the terms defined in Clause 1 of this Agreement and in the US Loan Agreement, the US Loan Agreement shall prevail.

                                   SCHEDULE 9

                               Security Documents

                                     Part 1

1 A Charge over shares granted by the Final Borrower (in respect of its shares in Unipack Limited) and granted by PCI Acquisition I, Inc, and PCI Acquisition II, Inc, (in respect of the shares of the Final Borrower);

2 A Security Agreement among PCI Services, Inc., Packaging Coordinators, Inc., PCI of Virginia, Inc., PCI/Delvco, Inc., PCI/TRI-LINE (USA), Inc., PCI Holdings, Inc., PCI Services Holdings, Inc., and P.C. Realty, Inc. and CoreStates Bank, N.A.

3 A Mortgage, Assignment of Leases, and Security Agreement between Packaging Coordinators, Inc., and CoreStates Bank, N.A. relating to land adjacent to the New Jersey State Highway.

4  A Pledge Agreement between PCI of Virginia, Inc., and CoreStates Bank, N.A.

5 A Pledge Agreement between PCI/All Pack Holdings, Inc., and CoreStates Bank, N.A.

6 A Pledge Agreement between Packaging Coordinators, Inc., and CoreStates Bank, N.A.

7  A Pledge Agreement between PCI Services, Inc., and CoreStates Bank, N.A.

8 A Guaranty among Packaging Coordinators, Inc., and others and CoreStates Bank, N.A.

                               Part II

1 A guarantee by Unipack Limited of all of the facility agreement related obligations of the Borrower to the Banks and the Agent; and

2 A Debenture (containing fixed and floating charges over all of the assets and undertaking of each of Unipack Limited and the Final Borrower, each in such form as the Agent may require).

                                   SCHEDULE 10

                                Accession Notice

To:      [Agent]

(on its own behalf and as agent for each of the Banks as defined in the Facility Agreement referred to below).

                                ACCESSION NOTICE

This Accession Notice relates to the Agreement (the "Facility Agreement") dated [ ] 1996 made between (1) [the Bank] (2) [the Obligors] and (3) [the Agent] whereby the Banks agreed to make facilities available to the Borrower. Terms defined in the Facility Agreement shall have the same respective meanings in this Accession Notice.

[ACCEDING OBLIGOR] (the "Acceding Obligor") confirms to the Agent and to the Banks that it hereby undertakes all the obligations and liabilities of the Borrower jointly and severally with any other Obligor who has become, prior to the giving of this Accession Notice, a Borrower.


SIGNED BY [                 ]
for and on behalf of [ACCEDING OBLIGOR]


Dated [                       ]

Signed by                                   )
for and on behalf of                        )       Richard S. Sauter
PCI Services, Inc.                          )       G.E. Detwiler



Signed by                                   )
for and on behalf of                        )       G.E. Detwiler
PCI Acquisition I, Inc.                     )



Signed by                                   )
for and on behalf of                        )       G.E. Detwiler
PCI Acquisition II, Inc.                    )



Signed by                                   )
for and on behalf of                        )       Richard S. Sauter
PCI Holdings (UK) Co.                       )



Signed by                                   )
for and on behalf of                        )       G.E. Detwiler
Packaging Coordinators, Inc.                )



The Agent


Signed by                                   )
for and on behalf of                        )       STEVEN J. BELL
CoreStates Bank, N.A.                       )



The Bank

Signed by                                   )
for and on behalf of                        )       STEVEN J. BELL
CoreStates Bank, N.A.                       )